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                                                                       EXHIBIT B

                               ESCROW AGREEMENT

          This ESCROW AGREEMENT is made as of ___________________, 1996 among BE Aerospace, Inc., a Delaware corporation ("BEA"), Eagle Industrial Products, a Delaware corporation (the "Seller") and First Trust of Illinois, National Association (the "Bank").

                                   RECITALS

          A. BEA, Burns Aerospace Corporation, a Delaware corporation and wholly-owned subsidiary of Seller, Eagle Industries, Inc., a Delaware corporation and the sole stockholder of Seller ("Eagle") and Great American Management and Investment, Inc., a Delaware corporation and the sole stockholder of Eagle, have entered into an Acquisition Agreement dated as of December 13, 1995 (the "Acquisition Agreement") pursuant to which Seller has agreed to sell, and BEA has agreed to buy, the Outstanding Stock (as defined in the Acquisition Agreement).

          B. Section 1.2 of the Acquisition Agreement provides that $2,500,000 (the "Escrow Amount") of the Purchase Price (as defined in the Acquisition Agreement) shall be deposited with and maintained in an escrow account to be administered pursuant to this Agreement, which amount shall be available to pay any Losses (as defined in the Acquisition Agreement) of BEA as to which BEA is entitled to indemnification pursuant to Section 7 of the Acquisition Agreement.

          In consideration of the respective representations and warranties, covenants and conditions contained herein and in the Acquisition Agreement, BEA and Seller hereby agree as follows:

1.  Definitions.  Terms defined in the Acquisition Agreement and not otherwise
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defined herein are used herein with the meanings so defined.

2.  Appointment of Escrow Agent.  The Bank is hereby appointed to act as escrow
    ---------------------------
agent (the "Escrow Agent") in accordance with the terms hereof, and the Bank hereby accepts such appointment. The Escrow Agent shall have all the rights, powers, duties and obligations provided herein.

3.  Deposit of the Funds.  The Escrow Amount is hereby delivered and deposited
    --------------------
with the Escrow Agent. The Escrow Agent has established a separate account (the "Escrow Account") which shall hold the Escrow Amount and which shall be increased by any interest or other amount earned with respect thereto ("Interest") and decreased by the distributions provided for in Sections 4 and
5.1. The amount in the Escrow Account from time to time, including, without limitation, any Interest, is hereinafter referred to as the "Escrowed Funds". The Escrow Agent
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agrees to hold, invest and otherwise act with respect to the Escrowed Funds in accordance with the terms and conditions of this Agreement.

          The Escrow Agent shall invest and reinvest the Escrowed Funds from time to time as instructed in writing by Seller in any of the following investment vehicles, or any combination thereof: (i) securities issued or directly or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of six months or less from the date of acquisition; (ii) certificates of deposit with maturities of six months or less from the date of acquisition and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500,000,000; and (iii) commercial paper rated A-1 or the equivalent thereof by Standard & Poor's Corporation or P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within six months from the date of acquisition. In the absence of any instructions from Seller as to investment, the Escrowed Funds shall be invested as provided in clause (iii) of the preceding sentence. The Escrow Agent shall have the right to sell any investments held hereunder in order to comply with the terms of this Escrow Agreement and shall not be liable for any loss due to the fluctuation of interest rates or the market value of the investment being sold. All interest earned on the Escrowed Funds, for tax reporting purposes, shall be allocable to Seller.

4.  Distribution From the Escrowed Fund.
    -----------------------------------

    4.1.  In the event that

          (a) from time to time prior to the Termination Date (as defined below), the Escrow Agent shall have received a notice (a "BEA Notice") from BEA which (i) specifies an amount (or if a precise amount cannot be determined at such time, a good faith estimate of such amount) (a "Claim Amount") which BEA claims is an indemnification obligation of Seller pursuant to Section 7 of the Acquisition Agreement and (ii) states in general terms the basis therefor; and

          (b) fifteen (15) business days shall have elapsed after the date on which the Escrow Agent shall have delivered a copy of the BEA Notice to Seller (which delivery the Escrow Agent shall make no later than the business day following the date on which the Escrow Agent shall have received the BEA Notice), and during such 15 business day period the Escrow Agent shall not have received a notice (a "Dispute Notice") from Seller protesting or otherwise disputing any assertion contained in such BEA Notice (including, without limitation, the amount of the Claim Amount), then, the Escrow Agent is authorized and directed to pay to BEA from the Escrowed Funds an amount equal to the Claim Amount set forth in such BEA Notice.

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          4.2.  In the event that Seller shall have delivered a Dispute Notice in respect of any BEA Notice in accordance with Section 4.1(b), the Escrow Agent shall segregate within the Escrowed Funds which have not previously been segregated pursuant to this Section 4.2 an amount of funds equal to the Claim Amount set forth in such BEA Notice.

          4.3. From time to time during the term hereof, the Escrow Agent is authorized and directed to pay to BEA or Seller, as applicable, any amount which the Escrow Agent is directed to pay pursuant to joint written instructions executed by BEA and Seller.

          4.4. The Escrow Agent shall make a disbursement to BEA of amounts as set forth in any Arbitration Disbursement Order (as defined below) from segregated funds promptly; provided, however, that the Escrow Agent shall first
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give BEA and Seller five business days' written notice before making any such disbursement (but shall not delay any such disbursement beyond such five business days due to any objection thereto which may be made by BEA or Seller). For purposes of this Agreement, an "Outstanding Claim Amount" means a Claim Amount which is set forth in a BEA Notice with respect to which no disbursement has yet been made; and an "Arbitration Disbursement Order" means a written determination made by the Board (as defined below) with respect to a Claim Amount directing that a disbursement be made from the Escrowed Funds to BEA or (after the Termination Date) Seller, as the case may be.

5.        Distribution At Conclusion of Term of Agreement.
          -----------------------------------------------

          5.1. Eighteen months after the Closing Date (the "Termination Date"), the Escrow Agent is authorized and directed to deliver and pay to Seller pursuant to written instructions from Seller the balance of the Escrow Account as of the day immediately preceding the Termination Date, less the aggregate amount of funds, if any, which remain segregated in the Escrow Account pursuant to Section 4.2 as of such date, and as to any such segregated funds this Agreement shall continue to apply thereto.

          5.2. This Escrow Agreement shall terminate upon payment, in accordance with the provisions hereof, of all amounts held by the Escrow Agent in the Escrow Account.

6.        Escrow Agent Qualifications.  The Escrow Agent shall at all times be a
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commercial bank in good standing, organized and doing business under the laws of the United States or a state thereof having capital and surplus in excess of $100,000,000 and shall be authorized under the laws governing its organization to exercise corporate trust powers and shall be authorized to enter into and perform this Agreement. If the Escrow Agent shall at any time cease to have the foregoing qualifications, the Escrow Agent shall give notice of resignation to BEA and Seller as provided in Section 9, and BEA and Seller agree to thereupon promptly appoint a qualified successor escrow agent in accordance with Section 10.

7.        Limitations on Liability of Escrow Agent.
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          7.1.  The Escrow Agent may act upon any written notice, certificate, instrument, request, waiver, consent, paper or other document that the Escrow Agent in good faith reasonably believes to be genuine and to have been made, sent, signed, prescribed, or presented by the proper person or persons. The Escrow Agent shall not be liable for any action taken or omitted by it in connection with the performance of its duties and obligations hereunder, except for its own gross negligence or wilful misconduct. The Escrow Agent shall be under no obligation to institute or defend any action, suit or legal proceeding in connection with this Agreement or the escrow created hereunder unless it is indemnified to its satisfaction by the party or parties who desire that it undertake such action. The Escrow Agent's duties shall be determined only with reference to this Escrow Agreement and applicable law, and the Escrow Agent is not charged with knowledge of or any duties or responsibilities in connection with any other document or agreement.

          7.2. In consideration of the Escrow Agent's acceptance of its appointment to that position, the other parties hereto, jointly and severally, agree to indemnify and hold the Escrow Agent harmless as to any liability incurred by it to any person, firm or corporation by reason of its having accepted the same or in carrying out any of the terms hereof; provided, however,
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that no indemnity need by paid in the case of the Escrow Agent's gross negligence or willful misconduct.

          7.3. If the Escrow Agent, during or after the term of the escrow, receives or becomes aware of any conflicting demands or claims with respect to the Escrowed Funds or the rights of any of the parties hereto or any money or property deposited herein or affected hereby, the Escrow Agent shall have the right to discontinue any or all further acts on its part until such conflict is resolved to its and the parties' satisfaction, and the Escrow Agent shall have the further right to commence or defend any action or proceeding for the determination of such conflict. If the Escrow Agent files suit in interpleader, it shall be fully released and discharged from all further obligations under this Agreement with respect to any amounts deposited with the court in such suit.

          7.4. The Escrow Agent may consult with legal counsel satisfactory to it in connection with any dispute, the construction of any provision of this Agreement or the duties and obligations of the Escrow Agent under this Agreement. The Escrow Agent shall be protected in any action taken or omitted in connection with the advice or opinion of such counsel.

          7.5. Nothing in this Escrow Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as a fiduciary or otherwise in any jurisdiction other than the State of Illinois. The Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Escrow Agreement or of any agreement amendatory or supplemental hereto.

8.        Compensation of Escrow Agent.  The Escrow Agent shall be entitled to
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compensation pursuant to the schedule attached hereto as Exhibit 8, and reimbursement of fees, costs and

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expenses, including reasonable fees of counsel, suffered or incurred by the
Escrow Agent in connection with the performance of its duties and obligations hereunder, including, without limitation, any suit in interpleader brought by the Escrow Agent (such compensation, fees, costs and expenses collectively referred to as the "Escrow Fees"). BEA, on the one hand, and Seller, on the other hand, shall each be responsible for one-half of the Escrow Fees.

9.        Resignation and Removal of Escrow Agent. The Escrow Agent or any
          ---------------------------------------
successor to it may resign and be discharged of its duties and obligations hereunder by delivering written notice to BEA and Seller specifying the effective date of such resignation, which date shall not be earlier than 30 days following the receipt by BEA and Seller of such notice of resignation. Such resignation shall take effect on the date specified in the notice of resignation, unless a successor escrow agent has been appointed in accordance with the provisions of Section 11 and has accepted such appointment, in which case such resignation shall take effect immediately upon receipt by such successor escrow agent of the Escrowed Funds. The Escrow Agent may be removed by the joint action of BEA and Seller, with or without cause, at any time upon not less than ten (10) days' prior written notice to the Escrow Agent, which notice may be waived by the Escrow Agent.

          Notwithstanding any resignation or removal of the Escrow Agent pursuant to this Section 9, the Escrow Agent shall continue to serve in its capacity as escrow agent until (a) a successor escrow agent is appointed in accordance with the provisions of Section 10 and has accepted such appointment and (b) the Escrowed Funds have been transferred to and received by such successor escrow agent.

10.       Appointment of Successor Escrow Agent. If at any time the Escrow Agent
          -------------------------------------
resigns, is removed or otherwise becomes incapable of acting as escrow agent pursuant to this Agreement, or if at any time a vacancy occurs in the office of the Escrow Agent for any other cause, a successor escrow agent that meets the qualifications set forth in Section 6 shall be appointed by BEA and Seller, by a written instrument delivered to the successor escrow agent. The Escrow Agent shall have the right to refuse to make any payments from the Escrowed Funds until a successor escrow agent is appointed and has accepted such appointment, at which time the Escrow Agent shall transfer the Escrowed Funds to its successor. Upon receipt by the successor escrow agent of the Escrowed Funds, the Escrow Agent shall be discharged from any continuing duties or obligations under this Agreement, but such discharge shall not relieve the Escrow Agent from any liability incurred prior to such event, and the successor escrow agent shall be vested with all rights, powers, duties and obligations of the Escrow Agent under this Agreement.

11.       Parties in Interest. This Agreement shall be binding upon and inure to
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the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever by, under or by reason of this Agreement. Nothing in this Agreement is intended to relieve or discharge the obligation of any third person to, or to confer any right of subrogation or action over against, any party to this Agreement. No

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party may, however, assign its interest under this Agreement without the consent of the other parties hereto.

12.       General.
          -------

          12.1.  Dispute Resolution.  In the event a dispute under this
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Agreement cannot be resolved by the parties, BEA and Seller shall submit such dispute to the jurisdiction of a single arbitrator (the "Arbitrator") in accordance with the procedures set forth in Section 7.4.2 of the Acquisition Agreement.

          12.2.  Notices.  Any notice or other communication hereunder must be
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given in writing and either (a) delivered in person, (b) transmitted by telefax or other telecopy mechanism provided that any notice so given is also mailed as provided in clause (c) or (c) mailed by certified or registered mail, postage prepaid, receipt requested, as follows:

          (a)  If to Seller, to it at:

          Eagle Industrial Products Corporation
          Two North Riverside Plaza
          Chicago, Illinois 60606
          Attention:  Gus J. Athas, Vice President and
            General Counsel
          Telecopy No:  (312) 906-8402

          With a copy to:

          Donald J. Liebentritt
          Rosenberg & Liebentritt, P.C.
          Suite 1515
          Two North Riverside Plaza
          Chicago, IL 60606
          Telecopy:  (312) 454-0335

          and

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          (b)  If to BEA, to it at:

          BE Aerospace, Inc.
          1400 Corporate Center Way
          Wellington, Florida 33414
          Attention:  Amin J. Khoury
                      Chairman of the Board
          Telecopy No:  (407) 791-1272

          with a copy to:

          Ropes & Gray
          One International Place
          Boston, Massachusetts  02110
          Attention:  C. Dean Dusseault, Esq.
          Telecopy No.:  (617) 951-7050

          (c) If to Escrow Agent, addressed to:

          First Trust of Illinois, National Association
          400 North Michigan Avenue
          Floor 2 South
          Chicago, Illinois 60617
          Attention: Corporate Trust Department
          Telecopy No.:  (312) 836-6702

or to such other address or to such other person as any party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (a) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this
Section 12 and an appropriate answerback is received, (b) if given by mail, three business days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (c) if given by any other means, when actually received at such address.

          12.3.  Entire Agreement.  This Agreement, together with the schedules
                 ----------------
and exhibits hereto, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein.

          12.4.  Amendment.  This Agreement may be amended by the parties hereto
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at any time, but only by an instrument in writing duly executed and delivered on behalf of each of the parties hereto.

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          12.5.  Headings.  Section headings are not to be considered part of
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this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the content thereof. References to sections are to portions of this Agreement, unless the context otherwise requires.

          12.6.  Successors and Assigns.  Subject to Section 11, all of the
                 ----------------------
terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns.

          12.7.  Governing Law.  This Agreement and all amendments hereof and
                 -------------
waivers and consents hereunder shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Illinois.

          12.8.  Severability.  The provisions of this Agreement are severable,
                 ------------
and in the event that any one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect.

          12.9.  Waivers.  No course of dealing between the parties hereto,
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including, without limitation, any delay or omission in exercising any right hereunder, shall operate as a waiver of any of the rights of any party hereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

          12.10. Counterparts.  This Agreement may be executed simultaneously
                 ------------
in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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          IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first above written.

                                            BE AEROSPACE, INC.


                                            By________________________
                                            Title:


                                            EAGLE INDUSTRIAL PRODUCTS
                                              CORP.


                                            By________________________
                                            Title:



Agreed to and accepted:

FIRST TRUST OF ILLINOIS,
NATIONAL ASSOCIATION, as Escrow Agent



By:____________________________
Title:

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                                   Exhibit 8
                                   ---------

                         Schedule of Escrow Agent Fees

Acceptance                                 $

Administration

     First Year

     Subsequent

          To Termination Date

          Per quarter thereafter

Other

     Per BEA Notice

     Per Investment Transaction

     Per Wire Transfer

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